Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cimarex Energy Co. 401(k) Plan

Denver, Colorado

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Coterra Energy Inc. of our report dated June 21, 2022, relating to the financial statements and supplemental schedule of the Cimarex Energy Co. 401(k) Plan appearing on Form 11-K of the Cimarex Energy Co. 401(k) Plan for the year ended December 31, 2021.

/s/ BDO USA, LLP

Denver, Colorado

June 21, 2022